================================================================================
                         ASSIGNMENT OF LEASES AND RENTS
                                      from
                       VENTAS REALTY, LIMITED PARTNERSHIP,
                                    Assignor
                                       to
                 BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT,
                                    Assignee

                          Dated: As of January 31, 2000

                                    Property:
                               Facility Number 111
                        Rolling Hills Health Care Center
                              36255 St. Joseph Road
                          New Albany, Floyd County, IN
================================================================================


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


     ASSIGNMENT OF LEASES AND RENTS (said Assignment, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Assignment") dated as of January 31, 2000, from VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware Limited Partnership having its principal office at 4360 Brownsboro Road, Suite 115, Jefferson County, Louisville, Kentucky 40207, as assignor hereunder ("Assignor"), to BANK OF AMERICA, N.A., a national banking association having an office at 901 Main Street, TX1-492-66-01, Dallas County, Dallas, TX 75202, in its capacity as Administrative Agent for the benefit of the Secured Parties ("Assignee").

                              Preliminary Statement
                              ---------------------

     WHEREAS, Ventas Realty, Limited Partnership, as "Borrower", is justly indebted to the Lenders in the aggregate principal sum of up to NINE HUNDRED AND NINETY EIGHT MILLION, THREE HUNDRED SIXTY SEVEN THOUSAND AND NINE HUNDRED DOLLARS ($998,367,900.00), together with interest thereon and other amounts, payable in accordance with and pursuant to (i) that certain Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of April 29, 1998, as amended and restated as of January 31, 2000 among the Borrower, the Guarantors referred to therein, the lenders from time to time party thereto (said lenders, their respective successors and assigns, and any other persons that may thereafter become parties thereto as lenders, being collectively referred to herein as the "Lenders"), Bank of America, N.A., as Administrative Agent and Issuing Bank and Morgan Guaranty Trust Company of New York, as Documentation Agent (said Credit Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") and (ii) certain other loan documents executed and delivered by the Borrower, any of its subsidiaries and the Guarantors pursuant to or in connection with the Credit Agreement; and

     WHEREAS, in this Assignment, any reference to "Secured Indebtedness" shall mean the total indebtedness, obligations and liabilities to be secured by this Assignment consisting of the sum of the following:

     (i) the aggregate principal of all Loans and other advances made and to be made by the Lenders under the Credit Agreement, the outstanding amount of which shall not exceed NINE HUNDRED AND NINETY EIGHT MILLION, THREE HUNDRED SIXTY SEVEN THOUSAND AND NINE HUNDRED DOLLARS ($998,367,900.00) at any time; plus

     (ii) interest on the principal amount of all Loans made and to be made by the Lenders under the Credit Agreement, as provided in the Credit Agreement; plus

     (iii) all other amounts payable under the Credit Agreement, the Mortgage and any other Fundamental Document which relates to the Credit Agreement, or any of the


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


     security therefor, in each case as the same may be amended, amended and restated, modified or supplemented from time to time (including advances to protect the collateral and all costs of enforcement), or as the maturities thereof may be extended or renewed from time to time; plus

     (iv) any and all Hedging Obligations payable by Borrower to the Hedging Banks or any amounts payable to Bank of America, N.A. or any other Lender in connection with any bank account maintained by the Borrower or any other Credit Party (as defined in the Credit Agreement) with Bank of America, N.A. or any other Lender or any other banking services provided to the Borrower or with any other Credit Party by Bank of America, N.A., Morgan Guaranty Trust Company of New York or any other Lender with respect to, or in any way related to, any of the Fundamental Documents; plus

     (v) any other Obligations (as defined in the Credit Agreement) of the Borrower; and

     WHEREAS, the final maturity of the Secured Indebtedness is December 31, 2007 ("Maturity Date");

     WHEREAS, Grantor is required to execute and deliver this Assignment pursuant to the terms of the Credit Agreement;

     WHEREAS, in furtherance of the foregoing, Assignor has executed and delivered to Assignee a Mortgage, Open-End Mortgage, Deed of Trust, Trust Deed, Deed to Secure Debt, Credit Line Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated of even date herewith (the "Mortgage") on inter alia, all of Assignor's right, title and interest in and to the land more particularly described in Schedule A attached hereto and made a part hereof (the "Land") and any and all buildings and improvements now or hereafter located or erected on the Land (collectively, the "Improvements"). The Land and the Improvements, together with certain other properties and rights described in the Mortgage, are hereinafter referred to collectively as the "Mortgaged Property"; and,

     WHEREAS, the Lenders require that the Assignor execute and deliver this absolute Assignment of Leases and Rents to provide an additional source of repayment for and to further secure the prompt and punctual payment of the Secured Indebtedness. Accordingly, Assignor has duly authorized the execution and delivery of this Assignment of Leases and Rents, and all actions required by law and all actions of Assignor required therefor have been duly taken.

     NOW THEREFORE, in consideration of the foregoing and in consideration of good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which is hereby acknowledged, and in order to further secure the prompt and punctual payment of the Secured Indebtedness and the performance of the Assignor of the covenants and agreements contained in the Credit Agreement, the Mortgage and the other Fundamental Documents, Assignor by these presents does hereby unconditionally, absolutely and presently bargain, sell,


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assign and set over unto Assignee all right, title and interest of Assignor in and to any and all existing or future leases (including without limitation, those leases more particularly described on Schedule B attached hereto and made a part hereof), lettings, tenancies, subleases, franchises, concessions, or any other agreements which may now or hereafter be entered into in respect of the Mortgaged Property, or upon or covering use or occupancy of all or any part of the Mortgaged Property as the same may be hereafter amended, modified, restated, extended, renewed, replaced or consolidated and any and all guaranties of any lessee's obligations under any provisions thereof and all rights relating thereto and under any and all extensions and renewals thereof (any such leases or lease agreements and tenancies being hereinafter referred to individually as a "Lease" and collectively as "Leases" and any lessee thereunder is hereinafter referred to individually as a "Lessee" and collectively as "Lessees");

     TOGETHER with the immediate and continuing right to collect and receive all the rents, income, receipts, revenues and other benefits, issues and profits and all cash collateral now due or which may become due or to which Assignor may now or shall hereafter (including the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of the Leases or from or out of the Premises or any part thereof, including, but not by way of limitation: minimum rents, additional rents, escalation rents, percentage rents, parking income, tax and insurance contributions, deficiency rents and liquidated damages following default, the premium payable by any Lessee upon the exercise of a cancellation privilege provided in any Lease, all income from any licenses, franchises or any other agreements and all proceeds payable under any condemnation awards or settlements, policies of insurance or settlements thereof covering loss of rents resulting from untenantability caused by destruction or damage to the Mortgaged Property or any part thereof together with any and all rights and claims of any kind which Assignor may have against any Lessee or any subtenants or occupants of the Mortgaged Property, additional charges, royalties, insurance proceeds, condemnation awards and other payments, tenders and security deposits payable to or receivable by Assignor under the Leases, all damages or other amounts payable in the event of any expiration or termination of the Leases pursuant to the terms thereof, by operation of law or otherwise, any indemnification against or reimbursement for sums paid and costs and expenses incurred by Assignor under the Leases or otherwise, and any awards in the event of the bankruptcy of any tenant or guarantor of a Lease (all such monies, rights and claims described in this paragraph being called "Rents").

     TOGETHER with all claims, rights, powers, privileges and remedies of Assignor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any terms of the Leases; all rights to take all action upon the happening of a default under the Leases as shall be permitted by the Leases or by law, including without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and the full power and authority, in the name of Assignor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Assignor or any landlord is or may be entitled to do under the Leases.

     TO HAVE AND TO HOLD unto the Assignee, its successors and assigns, forever.

     This Assignment is intended to be an absolute assignment from Assignor to Assignee and not merely the passing of a security interest, Assignor reserving, however, a license to collect, except as hereinafter provided, the Rents, as they respectively become due, but not more than one month in advance, and to enforce the Leases, so long as no Event of Default (as such term is defined in the Credit Agreement) shall have occurred. Said license shall terminate and be revoked automatically upon the occurrence of an Event of Default and all Rents and other sums then held or thereafter received by Assignor from the ownership and operation of the Mortgaged Property shall be held by Assignor in trust for the benefit of Assignee and Assignor shall forthwith remit same in their entirety to Assignee or its designee and Assignee (or a Receiver appointed pursuant to the provisions of Paragraph 8 of this Assignment) may to the fullest extent permitted by the Leases: (i) exercise any of Assignor's rights under the Leases; (ii) enforce the Leases; (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents, and for all other payments that may then be or may thereafter become due, owing or payable with respect to the Leases; and (iv) generally, do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by this Assignment. Upon the occurrence of such Event of Default, Assignee shall not be required to take any action whatsoever, including, without limitation, instituting legal proceedings of any kind, to terminate Assignor's license to collect Rents or enforce any of the other provisions or remedies contained in the Assignment.

     Assignor hereby covenants and agrees as follows:

     1. Definitions. In this Assignment, all words and terms not defined herein shall have the respective meanings set forth in the Credit Agreement.

     2. Intentionally Omitted.

     3. Rights and Remedies. Assignor agrees that upon the occurrence of an Event of Default, the license reserved herein by Assignor shall cease and terminate, and Assignee is hereby authorized to enter and take possession of the Mortgaged Property, or any part thereof, and to perform all acts necessary for the operations and maintenance of the Mortgaged Property in the same manner and to the same extent that Assignor might reasonably so act. It is the intention of the parties that Assignee's right to collect the Rents due and owing may be exercised without electing to exercise Assignee's right to enter, take over and assume the management, operation and maintenance of the Mortgaged Property. In furtherance thereof and not by way of limitation, Assignee is empowered, but shall be under no obligation, to collect the Rents, to enforce payment thereof and the performance of any and all other terms and provisions of the Leases, to exercise all the rights and privileges of Assignor thereunder, including the right to fix or modify Rents, to bring or defend any suits in connection with the possession of the Mortgaged Property or any part thereof in its own name or Assignor's name, to relet the Mortgaged Property or any part thereof and to collect the Rents under any new Lease. Assignee shall from time to time apply the net amount of income after payment of all proper costs and charges, including loss or damage referred to hereinafter in Paragraph 7, and reasonable attorneys' fees, costs, expenses and charges through all appeals, to the Secured Indebtedness. The manner of the application of such net income, the reasonableness of the costs and charges to which such net income is applied and the item or items which shall be credited thereby shall be within the sole and absolute discretion of Assignee. Such entry and taking possession of the Mortgaged Property, or any part thereof, may be made by actual entry and possession, or by written notice to Assignor, as Assignee may elect, and no further authorization shall be required. Assignee shall only be accountable for money actually received by it pursuant to this Assignment. Notwithstanding any action taken by Assignee pursuant to this Paragraph 3 or otherwise in this Assignment, neither the assignment made pursuant hereto or any such action shall constitute Assignee as a "mortgagee in possession."

     4. Termination of Assignment. This Assignment shall be void and of no effect upon the Bank Credit Termination Date or upon the discharge and release of the Mortgage in accordance with its terms or the requirements of the Credit Agreement.

     5. Consent to Payment of Rents. Assignor irrevocably consents that the Lessees, upon demand and notice from Assignee of an Event of Default, shall pay the Rents to Assignee without liability of the Lessees for the determination of the actual existence of any such Event of Default claimed by Assignee. Assignor hereby irrevocably authorizes and directs the Lessees, upon receipt of any notice from Assignee of an Event of Default, to pay to the Assignee the Rents due and to become due under the Leases. Assignor agrees that the Lessees shall have the right to rely upon any such notices of Assignee and that the Lessees shall pay such Rents to Assignee, without any obligation and without any right to inquire as to whether such Event of Default actually exists, notwithstanding any claim of Assignor to the contrary. Assignor shall have no claim against any Lessee for any Rents paid by any Lessee to Assignee. Upon the curing of the Event of Default, Assignee shall give written notice thereof to Lessees, and thereafter, until further notice from Assignee, Lessees shall pay the Rents to Assignor.

     6. Right to Further Assignment. Assignee shall have the right to assign Assignor's right, title, and interest in the Leases to any subsequent holder of the Mortgage and to any person acquiring title to the Mortgaged Property through foreclosure or otherwise. The receipt by Assignee of any Rents pursuant to this Assignment after the institution of foreclosure proceedings under the Mortgage shall not cure such default nor affect such proceedings or any sale pursuant thereto. After Assignor shall have been barred and foreclosed of all right, title, interest, and equity of redemption in the Mortgaged Property, no assignee of Assignor's interest in the Leases shall be liable to account to Assignor for the Rents thereafter accruing.

     7. Indemnity. Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all costs and expenses, liability, loss, or damage (including, without limitation reasonable attorneys' fees, costs, expenses and charges through all appeals but


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


excluding any such costs and expenses, liability, loss or damage to the extent incurred (x) by reason of the gross negligence or willful misconduct, as determined by a final order or judgment of a court of competent jurisdiction, of Assignee, or (y) in any litigation in which Assignee and Assignor are adverse to each other, and in which the Assignor prevails on its claims and the Assignee does not prevail on its defenses or its counterclaims interposed in such litigation) which Assignee may incur (a) under any of the Leases, (b) by reason of this Assignment, (c) arising from any action taken by Assignee pursuant to this Assignment, (d) as a result of any claims or demands which may be asserted against Assignee by reason of any alleged obligation or undertaking to be performed or discharged by Assignee under any of the Leases or this Assignment, or (e) the enforcement (or attempted enforcement) of this indemnity. Nothing herein contained shall be construed to bind Assignee to the performance of any of the terms and provisions contained in any of the Leases, or otherwise to impose any obligation on Assignee until such time as Assignee shall have succeeded to the interests of Assignor under the Leases through foreclosure of the Mortgage, the acceptance of a deed in lieu of foreclosure, or otherwise. Prior to actual entry and taking possession of the Mortgaged Property by Assignee, this Assignment shall not operate to place responsibility for the control, care, management, or repair of the Mortgaged Property upon Assignee or for the carrying out of any of the terms and provisions of any Lease. Should Assignee incur any liability by reason of actual entry and taking possession or for any other reason or occurrence or sustain loss or damage under any Lease or under or by reason of this Assignment or in the defense of any such claims or demands, Assignee shall within fifteen (15) days after demand therefor from Assignee, reimburse Assignee for the amount thereof, including interest at the rate set forth in Section 2.9 (a)(iii) of the Credit Agreement, or the highest rate permitted by law, whichever is lesser, together with all costs and expenses (including without limitation reasonable attorneys' fees, costs, expenses and charges), and may retain possession and collect the Rents and, from time to time, apply them in or toward satisfaction of or reimbursement for said loss or damage. The indemnity obligations of Assignor set forth in this Paragraph 7 are in addition to and not in limitation of any indemnity obligations provided in the Credit Agreement and shall survive (on an unsecured basis) the Bank Credit Termination Date, the termination of the Credit Agreement, the discharge and release of the Mortgage, and/or the termination of this Assignment.

     8. Receiver. Without limiting any other provision of this Assignment, upon the occurrence of an Event of Default, Assignee shall be entitled to the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a "Receiver") of the Mortgaged Property, without notice to the Assignor, to the fullest extent permitted by law, as a matter of right and without regard to or the necessity to disprove the adequacy of the security for the Secured Indebtedness or the solvency of the Assignor or any other obligor, and the Assignor hereby, to the fullest extent permitted by Applicable Law, irrevocably waives such necessity and consents to such appointment, without notice, said appointee to be vested with the fullest powers permitted under Applicable Law. Any funds received by Assignee or such Receiver hereunder, after payment of all proper costs and charges, shall be applied to the Secured Indebtedness in accordance with the provisions of the Credit Agreement and the Mortgage. Assignee shall be accountable to Assignor only for monies actually received by Assignee or such Receiver pursuant


                                       7

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to this Assignment. The collection of said funds and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect any notice of default hereunder or under the Mortgage or invalidate any act done pursuant to such notice. Nothing contained herein shall operate or be construed to: (a) obligate Assignee, or a Receiver to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon Assignee or such Receiver with respect to the Leases; or (b) place upon Assignee or such Receiver any responsibility for the operation, control, care, management or repair of the Mortgaged Property.

     9. Lease Enforcement. Assignor at its expense will enforce all material provisions of the Leases in accordance with their terms. Neither this Assignment nor any action or inaction on the part of Assignee shall release (i) any Lessee,
(ii) any guarantor of any Lease or (iii) Assignor from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of Assignee. No action or failure to act on the part of Assignor shall adversely affect or limit the rights of Assignee under this Assignment or, through this Assignment, under the Leases.

     10. Further Assurances. Assignor will, from time to time, upon request of Assignee or a Receiver, execute all instruments and further assurances and all supplemental instruments and take all such action as Assignee from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Assignee hereby.

     11. Assignor's Lease Covenants. Assignor and Assignee agree that the Leases shall remain in full force and effect irrespective of any merger of the interests of the lessor and any Lessee thereunder. All rights, powers and privileges of Assignee herein set forth are coupled with an interest and are irrevocable. If the Leases shall be amended as permitted by the terms of the Credit Agreement, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

     12. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by facsimile communications equipment, delivered by such equipment) addressed, (a) if to Assignee, to it at 901 Main Street, 66th floor, TX1-492-66-01, Dallas, TX 75202, Attn: Jay Wampler, Facsimile No.: 214-209-3533 with a copy to Bank of America, N.A., 101 North Tryon, Charlotte, NC 28255, NC1-001-1504, Attn: Credit Services, Facsimile No.:
704-409-0023, with a courtesy copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, Attn: Margot B. Schonholtz, Esq., Facsimile No.:
212-309-6273, or (b) if to Assignor, to it at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642, Attn: General Counsel, Facsimile No.:
502-357-9001, with a courtesy copy to Maurice M. Lefkort, Esq., Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019-6099, Facsimile No.:
212-728-8111, or (c) such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of any Person giving notice pursuant to this Section to provide a courtesy copy to a party as provided herein shall not affect the validity of such notice. All notices and other communications given to


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any party hereto in accordance with the provisions of this Assignment shall be deemed to have been given (x) on the date of receipt, when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (y) when delivered, if delivered by hand or overnight courier service or (z) when receipt is acknowledged, if by facsimile communications equipment, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked written direction from such party. No notice to or demand on Assignor shall entitle Assignor to any other or further notice or demand in the same, similar or other circumstances.

     13. Governing Law; Severability. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE IN WHICH THE REAL PROPERTY IS LOCATED. WHENEVER POSSIBLE, EACH PROVISION OF THIS ASSIGNMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS ASSIGNMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINING PROVISIONS OF THIS ASSIGNMENT.

     14. Recording. Assignor shall pay all recording and filing fees in respect to this Assignment and any agreements, instruments and documents made pursuant to the terms hereof or ancillary hereto, as well as any and all taxes and fees which may be due and payable on the recording of this Assignment and any taxes and fees hereafter imposed on this Assignment. Should Assignor fail to pay the same, all such recording and filing fees and taxes may be paid by Assignee on behalf of Assignor and the amount thereof, together with interest at the rate set forth in Section 2.9 (a)(iii) of the Credit Agreement, shall be payable by Assignor to Assignee within fifteen (15) days after demand therefor from Assignee, or at the option of Assignee, Assignee may reimburse itself therefor out of the Rents collected by Assignee. Assignor agrees that any such charge shall not be deemed to be additional interest or a penalty, but shall be deemed to be liquidated damages because of the difficulty in computing the actual amount of damages in advance; provided, however, that any sums collected by Assignee as liquidated damages, as aforesaid, which are held to be interest in excess of the maximum rate permitted by law, shall be deemed a payment in reduction of the principal sum then outstanding under the Credit Agreement and shall be so applied.

     15. Rights Cumulative; No Waiver. The rights and remedies herein expressed to be vested in or conferred upon the Assignee shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies set forth in the Credit Agreement, the Mortgage and other Fundamental Documents or conferred by any Applicable Law. The failure, at any one or more times, of the Assignee to exercise any right under any covenant or stipulation herein contained shall not in any way affect this Assignment nor the rights of the Assignee hereunder, nor operate as a release from any personal liability of the Assignor under the Credit Agreement and/or the other Fundamental Documents, nor under any covenant or stipulation therein contained.

     16. Miscellaneous. The headings of the sections, paragraphs and subdivisions of this Assignment are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof. Whenever in this Assignment one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Assignment by or on behalf of Assignor or by or on behalf of Assignee shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other. No change, amendment, modification, abridgement, cancellation or discharge hereof or of any part hereof, shall be valid unless consented to in writing by Assignee.

     17. Conflict. In case of any conflict or inconsistency between any provision of this Assignment and the Credit Agreement, the provisions of the Credit Agreement shall control.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year first above written.


Attest:                                 Ventas Realty, Limited Partnership,
                                        a Delaware Limited Partnership

/s/ John C. Thompson                         By: Ventas, Inc., a Delaware
--------------------------------                 corporation, General Partner
John C. Thompson, Vice President


Signed and Acknowledged in              By: /s/ T. Richard Riney
the Presence of:                            ------------------------------
                                            T. Richard Riney, Executive Vice-
                                            President, General Counsel and
/s/ Dean Zucchero                           Secretary
--------------------------------
Dean Zucchero                               Address: 4360 Brownsboro Road,
                                            Suite 115, Jefferson County,
/s/ Camille Inocelda                        Louisville, Kentucky 40207-1642
---------------------------------
Camille Inocelda



This instrument was prepared by
and recorded counterparts should
be returned to:

Mario J. Suarez, Esq.
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178

STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )

     Before me, a Notary Public in and for said County and State, personally appeared T. Richard Riney, the Vice President of Ventas Inc., a Delaware corporation, in its capacity, as general partner of Ventas Realty, Limited Partnership, a Delaware limited partnership, who acknowledged execution of the foregoing instrument for and on behalf of said corporation, and who, having been duly sworn, stated that the representations therein contained are true.


                                        /s/ Demetra V. Versocki
                                        ------------------------------
                                                Notary Public

                                                                   Facility #111


                                                                              IN
                                   Schedule A

                                    THE LAND

THAT PORTION OF LAND SITUATE IN LOT NUMBER 84 OF THE ILLINOIS GRANT IN FLOYD COUNTY, INDIANA, NEW ALBANY TOWNSHIP, AND BEING DESCRIBED AS FOLLOWS:

CONSIDERING THE SOUTHEASTERLY LINE OF LOT NUMBER 84 OF THE ILLINOIS GRANT IN FLOYD COUNTY AS BEARING NORTH 54 DEGREES 35 MINUTES 00 SECONDS EAST WITH ALL OTHER BEARINGS HEREIN CONTAINED RELATIVE THERETO: BEGINNING AT A FOUND STONE ON THE SOUTHEASTERLY LINE OF LOT NO. 84 OF THE ILLINOIS GRANT AT THE COMMON CORNERS OF LOTS NUMBER 62 AND 63 OF THE ILLINOIS GRANT AS ESTABLISHED BY A LEGAL SURVEY AS RECORDED IN SURVEY RECORD BOOK, PAGES 224 AND 225 IN THE FLOYD COUNTY, INDIANA SURVEYOR'S OFFICE: THENCE ON AND ALONG THE SOUTHEASTERLY LINE OF LOT NUMBER 84 AND THE NORTHWESTERLY LINE OF LOT NUMBER 63 54 DEGREES 35 MINUTES 00 SECONDS EAST 2366.30 FEET DEED AND MEASURED TO A FOUND 1 1/8" STEEL BAR ON THE CENTERLINE OF THE ST. JOSEPH ROAD; THENCE ON AND ALONG SAID CENTERLINE NORTH 29 DEGREES 58 MINUTES 22 SECONDS WEST 957.70 FEET DEED AND MEASURED TO A SET PK NAIL ON THE SOUTHEASTERLY LINE OF THE LAND DESCRIBED IN DEED DRAWER 11 PAGE 2618; THENCE ON AND ALONG SAID SOUTHEASTERLY LINE SOUTH 60 DEGREES 01 MINUTES 38 SECONDS WEST 30.00 FEET TO A SET REBAR ON THE SOUTHWESTERLY RIGHT OF WAY LINE FOR ST JOSEPH ROAD BEING THE TRUE PLACE OF BEGINNING; THENCE CONTINUING ON AND ALONG SAID SOUTHEASTERLY LINE SOUTH 60 DEGREES 01 MINUTES 38 SECONDS WEST 714.50 FEET TO A FOUND REBAR ON THE WESTERLY LINE OF SAID DEED: THENCE ON AND ALONG SAID WESTERLY LINE NORTH 35 DEGREES 57 MINUTES

12 SECONDS WEST 538.05 FEET DEED AND MEASURED TO A FOUND REBAR ON THE NORTHERLY LINE OF SAID DEED RECORD; THENCE ON AND ALONG SAID NORTHERLY LINE NORTH 55 DEGREES 38 MINUTES 46 SECONDS EAST 261.77 FEET TO A FOUND REBAR; THENCE CONTINUING ON AND ALONG SAID NORTHERLY LINE NORTH 56 DEGREES 34 MINUTES 03 SECONDS EAST 510.54 FEET TO A SET REBAR ON THE SOUTHWESTERLY RIGHT-OF-WAY LINE FOR THE ST. JOSEPH ROAD; THENCE ON AND ALONG SAID LINE SOUTH 29 DEGREES 58 MINUTES 22 SECONDS EAST 585.00 FEET TO THE PLACE OF BEGINNING.

                                   Schedule B
                                   ----------

                                   THE LEASES
                                   ----------

     Master Lease Agreement General Terms and Conditions dated as of April 30, 1998 between Ventas, Inc. (formerly known as Vencor, Inc.), First Healthcare Corporation, Nationwide Care, Inc., Northwest, Healthcare, Inc., Hillhaven of Central Florida, Inc., Hillhaven/Indiana Partnership, St. George Nursing Home Limited Partnership, Vencor Hospitals East, Inc., Hahnemann Hospital, Inc., Vencor Hospitals Illinois, Inc., Carolwood Care Center, Windsor Woods Nursing Home Partnership, San Marcos Nursing Home Partnership, New Pond Village Associates, Health Haven Associates, L.P., Oak Hill Nursing Associates, L.P., and Ventas Realty, Limited Partnership, as lessors, and Vencor Healthcare, Inc. and Vencor Operating, Inc., as tenant, as amended, modified, restated, extended, supplemented, renewed or consolidated from time to time.